Exhibit 10.18

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 5, 2026 to be effective as of the Third Amendment Effective Date (as defined in the Credit Agreement as amended by this Amendment) (the “Third Amendment Effective Date”), is among HIGHPEAK ENERGY, INC., a Delaware corporation (the “Borrower”), FIFTH THIRD BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), each Guarantor party hereto, and each Lender party hereto.

RECITALS

A.         The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of November 1, 2023 (as the same has been or may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B.         The Borrower has requested, and the Administrative Agent and the Lenders have agreed, subject to the terms hereof, to certain amendments or modifications to the terms of the Credit Agreement, as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 2.    Amendments to Credit Agreement.

(a)    The following definitions are hereby added to Section 1.02 of the Credit Agreement, in proper alphabetical order, to read in their entireties as follows:

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among Borrower, the Administrative Agent and the Lenders and other parties party thereto.

“Third Amendment Effective Date” means December 30, 2025.

(b)    The following definition in Section 1.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, and as further amended, restated, replaced, supplemented or otherwise modified from time to time.

(c)    Section 5.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

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5.11         Commodity Price Protection.

(a)         On or before March 15, 2026, enter into, and at all times thereafter maintain, Qualified Hedging Agreements for not less than (i) 75% of the Projected Oil Production as provided in the Reserve Report dated as of January 1, 2026 for the period from April 1, 2026 to March 31, 2027 and (ii) 60% of the Projected Oil Production as provided in the Reserve Report dated as of January 1, 2026 for the period from April 1, 2027 to September 30, 2027.

(b)         On or before the last day of each fiscal quarter commencing on June 30, 2026, enter into, and at all times thereafter maintain, additional Qualified Hedging Agreements such that not less than 50% of the Projected Oil Production as provided in the most recently delivered Reserve Report pursuant to Sections 5.2(c) or 5.2(d) for each quarter during the succeeding 18-month period following any date of determination is subject to Qualified Hedging Agreements.

(c)         All Qualified Hedging Agreements shall consist solely of (i) two-way costless collars which individually have a floor price equal to at least 90% of the NYMEX Strip Price (without adjustment for any basis differential) as of the date such new Qualified Hedging Agreement is entered into, or (ii) swaps which individually have a swap price substantially equal to the NYMEX Strip Price as of the date such new Qualified Hedging Agreement is entered into.

(d)         Provide Collateral Agent a copy of each Hedging Agreement confirmation provided to any Loan Party as soon as practicable, but in any event within five Business Days after the receipt thereof.

(d)    Section 6.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

6.1         Financial Condition Covenants. Permit, as of the last day of any fiscal quarter of Borrower:

(a)         the Asset Coverage Ratio to be less than (i) for the fiscal quarters ending December 31, 2025 and March 31, 2026, 1.00 to 1.00; (ii) for the fiscal quarter ending June 30, 2026, 1.25 to 1.00; and (ii) beginning with the fiscal quarter ending September 30, 2026 and for each fiscal quarter thereafter, 1.50: to 1.00; or

(b)         the Total Net Leverage Ratio to exceed (i) for the fiscal quarters ending December 31, 2025 and March 31, 2026, 2.50 to 1.00; and (ii) beginning with the fiscal quarter ending June 30, 2026 and for each fiscal quarter thereafter, 2.00 to 1.00.

(e)    Section 6.6(f) of the Credit Agreement is hereby amended to read in its entirety as follows:

(f)         Beginning with the calendar quarter ending September 30, 2026, Borrower may make quarterly dividends on its Capital Stock and employee stock option grants outstanding not to exceed $0.05 per share of common stock or employee stock option grant, respectively, of Borrower then outstanding (or $0.075 per share of common stock and employee stock option grant of Borrower then outstanding if the Total Net Leverage Ratio at such time is less than 0.75 to 1.00), such dividends not to exceed an amount in excess of $30,026,856 in the aggregate for any fiscal year of the Borrower (or $45,040,284 if the Total Net Leverage Ratio at such time is less than 0.75 to 1.00); provided that such per share amounts shall be adjusted for proportionately for stock dividends, stock splits, combinations, reclassifications and the like; and

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Section 3.    Effectiveness. Upon the satisfaction of the following conditions precedent, this Amendment shall become effective as of the Third Amendment Effective Date (as defined in the Credit Agreement as amended by this Amendment):

(a)    the Administrative Agent shall have received counterparts to this Amendment duly executed by a duly authorized officer of the Borrower, the Guarantor, and the Lenders;

(b)    Borrower shall have paid, or caused to be paid, to the Administrative Agent, for the account of each Lender, the fee payable in that certain Fee Letter, dated as of the Third Amendment Effective Date, between the Borrower and the Administrative Agent;

(c)    the Administrative Agent shall have received reimbursement for all of its costs and expenses incurred by it prior to or in connection with this Amendment and any other documents prepared in connection herewith, including, without limitation, the fees, charges and disbursements of Winstead PC, counsel to the Administrative Agent and any fees separately agreed to among the parties pursuant to any fee letter.

(d)    The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, confirming compliance with the conditions precedent set forth in Sections 3(e), (f) and (g) below;

(e)    Since August 1, 2025, no Material Adverse Effect shall have occurred and be continuing;

(f)    After giving effect to the amendments set forth herein, the representations and warranties of the Loan Parties contained in the Loan Documents are true and accurate in all material respects as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

(g)    After giving effect to the amendments set forth herein, no Default or Event of Default shall have occurred and be continuing on the date hereof or shall occur as a result hereof;

Section 4.    Representations and Warranties. Before and after giving effect to this Amendment, the Borrower hereby confirms that (a) the representations and warranties of Borrower and each other Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date, and (b) no Default or Event of Default shall have occurred and be continuing. The execution, delivery, and performance by each of Borrower and the Guarantors of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of such Person and do not violate any contractual or other obligation by which such Person is bound.

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Section 5.    Acknowledgment and Ratification. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each Loan Party acknowledges and agrees that (a) the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of such Person under the Loan Documents to which such Person is a party, (b) each Loan Document to which such Person is a party shall remain in full force and effect and shall each continue to be the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its terms, and (c) it has no claims or offsets against, or defenses or counterclaims to, any of the Loan Documents.

Section 6.    Effect of Amendment. Without limiting the generality of the foregoing, the consent, waiver and modifications set forth herein shall be limited precisely as set forth above, and nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by any of the Loan Parties to, or an amendment of, any other term, provision, condition or covenant of the Credit Agreement or other Loan Documents, other than as specifically set forth herein; or (ii) to prejudice any right or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected hereby. This Amendment shall constitute a Loan Document for all purposes.

Section 7.    Confirmation of Security and Guaranty. Each Loan Party hereby confirms and agrees that all of the Security Documents that presently secure or guarantee the Obligations shall continue to secure or guarantee, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Credit Agreement as modified by this Amendment.

Section 8.    Incorporation of Certain Provisions by Reference. The provisions of Section 9.12 of the Credit Agreement captioned “GOVERNING LAW” and Section 9.13 of the Credit Agreement captioned “Submission To Jurisdiction; Waivers” are incorporated herein by reference for all purposes.

Section 9.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

Section 10.    Entirety. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

HIGHPEAK ENERGY, INC.

By:    /s/ Michael L Hollis

Name:         Michael L Hollis

Title:         President & Chief Executive Officer

GUARANTORS:

HIGHPEAK ENERGY HOLDINGS, LLC

By:    /s/ Michael L Hollis

Name:         Michael L Hollis

Title:         President

LAZY JJ PROPERTIES, LLC

By:    /s/ Michael L Hollis

Name:         Michael L Hollis

Title:         President

HIGHPEAK ENERGY ACQUISITION CORP.

By:    /s/ Michael L Hollis

Name:         Michael L Hollis

Title:         President

HIGHPEAK ENERGY ASSETS, LLC

By:   /s/ Michael L Hollis

Name:         /s/ Michael L Hollis

Title:         President

HIGHPEAK ENERGY EMPLOYEES, INC.

By:    /s/ Michael L Hollis

Name:         Michael L Hollis

Title:         Chief Executive Officer

THIRD AMENDMENT – Signature Page

ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:     /s/ Dan Condley

Name:         Dan Condley

Title:         Managing Director

LENDERS:

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as a Lender and Issuing Bank

By:    /s/ Dan Condley

Name:         Dan Condley

Title:         Managing Director

THIRD AMENDMENT – Signature Page

TEXAS CAPITAL BANK, as a Lender By: /s/ Connor O’Reilly Name: Connor O’Reilly Title: Vice President

THIRD AMENDMENT – Signature Page